Exhibit 4.1

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”), dated as of April 2, 2009, is among EDDIE BAUER HOLDINGS, INC., a Delaware corporation (the “Company”), and the holders of Warrants (as defined below) listed on Schedule A hereto (along with their permitted transferees, the “Holders”).

W I T N E S S E T H:

WHEREAS, to induce the lenders under the Amended and Restated Term Loan Agreement, dated as of June 21, 2005, and amended and restated as of April 4, 2007 (the “Loan Agreement”), among the Company, Eddie Bauer, Inc., the several lenders party thereto, Goldman Sachs Credit Partners L.P., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent, to enter into a First Amendment to the Loan Agreement (the “First Amendment”) on the date hereof, the Company has agreed to issue Warrants to purchase shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”); and

WHEREAS, the Company and the Holders have agreed to set forth herein the terms of the Warrants and certain agreements relating to, among other things, the exercise and transfer of the Warrants.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“ABL Facility” means the Loan and Security Agreement, dated as of June 21, 2005, among the Company, Eddie Bauer, Inc., the subsidiaries of Eddie Bauer, Inc. party thereto, the financial institutions named therein, Bank of America, N.A., as agent, Banc of America Securities LLC, as sole lead arranger and book manager, Fleet Retail Group, Inc. and The CIT Group/Business Credit, Inc., as co-syndication agents, and General Electric Capital Corporation, as documentation agent, together with all instruments and other agreements entered into by the Company, Eddie Bauer, Inc. or their respective subsidiaries in connection therewith, as amended, supplemented or otherwise modified from time to time or refinanced, renewed or extended in accordance with the terms therein.

“Applicable Number of Shares” means, in respect of any Holder, at any date of determination, a number of shares of Common Stock equal to the difference between (a) the Initial Number of Shares in respect of such Holder, less (b) the number of shares of Common Stock issued pursuant to the exercise by such Holder of any Warrant, as determined immediately prior to such date (giving effect to any stock splits or combinations, or any dividends paid or payable in shares of Common Stock, after the issuance of such shares).

“Business Day” means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to “days” (unless Business Days are specified) shall mean calendar days.

“Common Stock” has the meaning specified in the recitals to this Agreement.

“Common Stock Deemed Outstanding” means, as of any date of determination, the sum of (a) the number of shares of Common Stock then issued and outstanding and (b) the number of shares of Common Stock deemed outstanding for purposes of determining the number of shares issuable upon the exercise of any then-outstanding Warrants (e.g., by way of a prior anti-dilution adjustment or inclusion of such shares in the determination of Fully Diluted Common Stock for purposes of the First Amendment), in any such case assuming full conversion, exercise or exchange of all outstanding restricted stock units or other securities, indebtedness or instruments convertible or exchangeable into Common Stock; provided, however, that no shares of Common Stock issued upon the exercise of compensatory options or stock-only stock appreciation rights shall be deemed outstanding until the adjustments provided for in Section 3.3(b) shall be in effect.

“Company” has the meaning specified in the recitals to this Agreement.

“Conversion Event” has the meaning specified in Section 3.3(a).

“Convertible Notes” means the 5.25% Convertible Senior Notes due 2014 issued by the Company pursuant to the Indenture, dated as of April 4, 2007, among the Company, the subsidiary guarantors party thereto and the Bank of New York, as trustee.

“Current Market Price” means, on any date specified herein, the average of the daily Market Price during the five consecutive trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Excluded Issuance” means an issuance of Qualified Securities first issued after the First Amendment Effective Date in consideration for gross proceeds of at least $40,000,000 (of which at least fifty percent (50%) of the net proceeds was applied to reduce the amount of the Loans), or such lower amount as agreed to by the Required Qualifying Lenders, or pursuant to a Debt Reduction Event or Board Expansion Event or to meet the Covenant Relief Equity Condition (with all defined terms in this definition having the meanings specified in the First Amendment).

“Exercise Notice” has the meaning specified in Section 2.1(c).

“Exercise Period” means the period commencing on the date that is 210 days following the date hereof and ending on the Expiration Date.

“Exercise Price” means the Initial Price, as adjusted from time to time with respect to the Series A Warrants, Series B Warrants or Series C Warrants, as the case may be, as provided herein.

“Expiration Date” means 11:59 p.m., New York City time, on the earlier of (i) April 1, 2014, and (ii) the date immediately preceding the effective date of a Fundamental Transaction.

“Fair Value” means, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security, the Market Price, and (iii) in all other cases, the fair value thereof determined in good faith by the Company’s Board of Directors.

“First Amendment” has the meaning specified in the recitals to this Agreement.

“Fundamental Transaction” means any of (i) the closing of a merger or consolidation of the Company with or into another entity, in which the stockholders of the Company as of the date immediately prior to the transaction own less than a majority of the outstanding stock of the surviving entity, (ii) the closing of any sale of all or substantially all of the Company’s assets in one or a series of related transactions, (iii) the acquisition by any “person” or “group” of the “beneficial ownership” (each as defined under the Securities Act), directly or indirectly, of shares representing a majority of the outstanding Common Stock of the Company, or (iv) the approval by the Company’s stockholders of the liquidation, dissolution or winding up of the Company.

“Holders” has the meaning specified in the recitals to this Agreement.

“Initial Number of Shares” means, in respect of each Holder, the number of shares of Common Stock listed adjacent to such Holder’s name on Schedule A, such schedule to be updated from time to time as required upon the issuance of Series B Warrants and Series C Warrants.

“Initial Price” means $0.01 per share.

“Loan” means any Loan made pursuant to the Loan Agreement.

“Loan Agreement” has the meaning specified in the recitals to this Agreement.

“Majority of the Holders” means Holders of Warrants then outstanding that would be, upon exercise of the Warrants, entitled to purchase more than 50% of all shares of Common Stock then issuable under all of the Warrants.

“Market Price” means, on any date specified herein, the amount per share of Common Stock equal to (i) the last reported sale price of the Common Stock at or prior to 4:00 p.m., New York City time, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof as of 4:00 p.m., New York City time, on such date, in either case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted for trading, (ii) if the Common Stock is not then listed or admitted for trading on any national securities exchange but is traded in the over-the-counter market, the last reported sale price of Common Stock at or prior to 4:00 p.m., New York City time, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof as of 4:00 p.m., New York City time, on such date, in either case as reported by Bloomberg Financial Markets, or (iii) if Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof determined in good faith by the Company’s Board of Directors.

“Non-Qualified New Issuance” has the meaning specified in Section 3.3(c).

“Options Exercise Event” has the meaning specified in Section 3.3(b).

“Other Securities” means any capital stock (other than Common Stock) and other securities of the Company or any other Person that the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

“Person” means any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

“Purchase Price” has the meaning specified in Section 2.1(c).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company and the Holders, as amended from time to time in accordance with its terms.

“Registration Statement” means any registration statement to be filed with the Securities and Exchange Commission by the Company registering the resale of Warrant Shares pursuant to the Registration Rights Agreement.

“Restrictive Legend Event” means an occurrence of any of the following events: (i) the Securities and Exchange Commission has issued a stop order with respect to the Registration Statement, (ii) the Securities and Exchange Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or (iii) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, provided that such suspension or withdrawal is permitted or contemplated under the Registration Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Series A Warrants” has the meaning specified in Section 2.1(a).

“Series B Warrants” has the meaning specified in Section 2.1(b).

“Series C Warrants” has the meaning specified in Section 2.1(b).

“Transfer Agent” has the meaning specified in Section 6.3.

“Warrants” means the Series A Warrants, the Series B Warrants and the Series C Warrants.

“Warrant Register” has the meaning specified in Section 7.1.

“Warrant Shares” means (i) any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants and (ii) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or Other Securities) into a greater number of shares by reclassification, stock split, reverse stock split or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise.

Section 1.2 Interpretation. For purposes of this Agreement, (a) definitions shall apply equally to the singular and plural forms of the terms defined; (b) words of any gender shall be deemed to include each other gender; (c) Article and Section headings are for convenience only and shall not limit or otherwise affect the meaning hereof; (d) the word “including” and words of similar import shall be deemed to be followed by the phrase “without limitation”; (e) unless otherwise specified or the context otherwise requires, (i) any reference to an agreement or other document means such agreement or other document as amended, restated or otherwise modified from time to time, (ii) any reference to a Person shall be deemed to include such Person’s successors and assigns, (iii) any reference to an Article, a Section, a clause, an Exhibit or a Schedule means an Article, Section or clause of, or an Exhibit or Schedule to, this Agreement; and (f) any reference to a statute or regulation includes all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

ARTICLE II

ISSUANCE AND EXERCISE OF WARRANTS

Section 2.1 Issuance of Warrants; Manner of Exercise; Payment of the Purchase Price.

(a) Subject to the terms and conditions of this Agreement, the Company hereby issues to each initial Holder a Warrant (each in the form of Exhibit A) to purchase, at the Exercise Price, shares of fully paid and nonassessable Common Stock in the amount set forth on Schedule A and listed adjacent to such Holder’s name (the “Series A Warrants”).

(b) If the Company is required to issue “90-Day Warrants” to the Holders pursuant to Section 5.13(b) of the Loan Agreement, as amended by the First Amendment, then the Company shall establish a separate series of warrants (the “Series B Warrants”) and shall update Schedule A accordingly. If the Company is required to issue “150-Day Warrants” to the Holders pursuant to Section 5.13(c) of the Loan Agreement, as amended by the First Amendment, then the Company shall establish a separate series of warrants (the “Series C Warrants”) and shall update Schedule A accordingly. Any Series B Warrants and Series C Warrants shall be in the form of Exhibit A and shall be issued pursuant to, and shall be subject to all of the terms and conditions of, this Agreement. In connection with the delivery of Series B Warrants or Series C Warrants, as the case may be, the Company will provide a certificate setting forth a calculation of the Fully Diluted Common Stock (as defined in the First Amendment) as of the issue date thereof.

(c) Each Warrant may be exercised by the Holder thereof, in whole or in part, during the Exercise Period for the applicable series of Warrants, for a number of shares of Common Stock not greater than the then-Applicable Number of Shares determined as of the date of exercise, by surrendering to the Company at its principal office such Warrant, with an Election to Purchase Shares (an “Exercise Notice”) in the form of Exhibit B (or a reasonable facsimile thereof) duly executed by the Holder. An Exercise Notice shall specify the number of shares of Common Stock to be issued to such Holder and shall be accompanied by payment of the applicable purchase price (the “Purchase Price”) in an amount equal to the product of (i) the Exercise Price for the applicable series of Warrants and (ii) the number of shares of Common Stock to be issued.

(d) Payment of the Purchase Price may be made as follows: (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company, or (ii) on a “net exercise” basis pursuant to Section 2.1(e).

(e) At any time during the Exercise Period for the applicable series of Warrants, a Holder may exercise a Warrant in whole or in part without payment in cash of the Purchase Price by electing to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula:

Net Number =	(A x B) – (A x C)
B

For purposes of the foregoing formula:

A    =    the total number of shares with respect to which such Warrant is then being exercised.

B    =    the Market Price of the shares of Common Stock (or Other Securities) on the date immediately preceding the date of the relevant Exercise Notice.

C    =    the Exercise Price then in effect for the applicable series of Warrants.

(f) If (x) following the occurrence of a Restrictive Legend Event, a Holder exercises a Warrant in accordance with Section 2.1(d)(i), or (y) a Restrictive Legend Event occurs after a Holder has exercised a Warrant in accordance with Section 2.1(d)(i) but prior to the delivery of the Warrant Shares, the Company shall (i) if the Current Market Price of the Warrant Shares is greater than the applicable Exercise Price, deliver that number of Warrant Shares to the Holder as would be delivered in a cashless exercise in accordance with Section 2.1(e), and return to the Holder all consideration paid to the Company in connection with the Holder’s attempted exercise of a Warrant pursuant to Section 2.1(d)(i), or (ii) if the Current

Market Price of the Warrant Shares is less than the applicable Exercise Price, rescind the previously submitted Exercise Notice and return all consideration paid by the Holder for such shares upon such rescission. The Company shall give written notice to the Holder within three (3) Business Days following the cessation of a Restrictive Legend Event.

(g) For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, the Warrant Shares issued on a “net exercise” basis pursuant to Section 2.1(e) shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date the applicable Warrant was originally issued.

(h) Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments to the Holder in lieu of issuance of the Warrant Shares.

Section 2.2 When Exercise Effective. Each exercise of a Warrant shall be deemed to have been effected as of the later to occur of (a) the Company’s receipt of payment of the Purchase Price, if any, and (b) immediately prior to the close of business on the Business Day on which such Warrant is surrendered to the Company as provided in Section 2.1(c), and at such time of effectiveness the Person or Persons in whose name or names such shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

Section 2.3 Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses.

(a) As soon as reasonably practicable after each exercise of a Warrant, in whole or in part, the Company shall cause to be issued in the name of and delivered to the Holder thereof or, subject to Article VII, such other Person as the Holder may direct, a certificate or certificates for the number of shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise.

(b) If any such exercise is for fewer than all of the then-Applicable Number of Shares as of the date of exercise purchasable under the applicable Warrant, the Company shall issue to the applicable Holder a new Warrant in like series and form for the unexercised portion thereof.

(c) The Company will pay any documentary stamp taxes attributable to the initial issuance of shares of Common Stock upon the exercise of Warrants; provided, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue of any Warrants or any shares of Common Stock (or Other Securities) issuable upon exercise thereof in a name other than that of the Holder of such Warrant.

Section 2.4 Exercise on a Conditional Basis. The Holder may condition the exercise of a Warrant upon the consummation of any of the events specified Section (a), Section (b) or Section (c) of Article IV, in which case such conditional exercise of a Warrant shall not be consummated until the referenced transaction has been consummated or simultaneously therewith. If the Holder wishes to make a conditional exercise, then the Holder shall deliver the items required by Section 2.1(c) and shall describe in the Exercise Notice the conditions upon which the exercise of the Warrant is conditional. If the pending transactions that are conditions to the exercise either are terminated or are not consummated within 120 days after the Company receives a conditional Exercise Notice, then such exercise shall be deemed rescinded and the Company shall promptly return all items delivered by the Holder in connection with such conditional exercise.

ARTICLE III

ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE;

ADJUSTMENT OF EXERCISE PRICE

Section 3.1 Stock Dividends and Splits. Except in connection with a Fundamental Transaction, in the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations or the like, the number, class and type of shares available under each then-outstanding Warrant in the aggregate and the Exercise Price for each then-outstanding series of Warrants shall be correspondingly adjusted to give the Holder of a then-outstanding Warrant, upon exercise for the same aggregate Exercise Price, the total number, class and type of shares or other property as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until the event requiring adjustment; provided, however, that the Exercise Price for any series of Warrants shall in no case be less than the par value of the Common Stock.

Section 3.2 Pro Rata Distributions. Unless such distribution is in connection with a Fundamental Transaction, if at any time or from time to time the holders of Common Stock of the Company (or any shares of stock or Other Securities at the time receivable upon the exercise of a Warrant) shall have received or become entitled to receive, without payment therefor:

(a) Common Stock or any shares of stock or Other Securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock (other than pursuant to Section 3.1 above);

(b) any cash paid or payable otherwise than as a regular periodic cash dividend; or

(c) Common Stock or additional stock or Other Securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than pursuant to Section 3.1 above), then and in each case, the Holder of a then-outstanding Warrant shall, upon the exercise of such Warrant, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and Other Securities and property (including cash in the cases referred to in Sections 3.2(b) and 3.2(c) above) which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Warrant Shares as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and Other Securities and property.

Section 3.3 Conversion of Convertible Notes, Exercise of Compensatory Stock Options and Stock-Only Stock Appreciation Rights and Certain Additional Issuances of Common Stock.

(a) In the event that the Company issues Common Stock or securities convertible into or exchangeable for Common Stock, in each case upon the conversion or exchange of any or all Convertible Notes (each, a “Conversion Event”), the number of Warrant Shares available under each then-outstanding Warrant in the aggregate and the Exercise Price for each then-outstanding series of Warrants shall be correspondingly adjusted to give the Holder of a then-outstanding Warrant, upon exercise for the same aggregate Exercise Price, the number of Warrant Shares equal to the product obtained by multiplying (x) the number of shares of Common Stock for which such Warrant is or could become exercisable immediately prior to such Conversion Event by (y) the quotient obtained by dividing (A) the number of shares of Common Stock Deemed Outstanding immediately after such Conversion Event by (B) the number of shares of Common Stock Deemed Outstanding immediately prior to such Conversion Event; provided, however, that the Exercise Price for any series of Warrants shall in no case be less than the par value of the Common Stock.

(b) In the event that the Company issues Common Stock or securities convertible into or exchangeable for Common Stock, in each case upon the exercise of any compensatory stock options or stock-only stock appreciation rights (each, an “Options Exercise Event”), the number of Warrant Shares available under each then-outstanding Warrant in the aggregate and the Exercise Price for each then-outstanding series of Warrants shall be correspondingly adjusted to give the Holder of a then-outstanding Warrant, upon exercise for the same aggregate Exercise Price, the number of Warrant Shares equal to the product obtained by multiplying (x) the number of shares of Common Stock for which such Warrant is or could become exercisable immediately prior to such Options Exercise Event by (y) the quotient obtained by dividing (A) the number of shares of Common Stock Deemed Outstanding (including for the purposes of this clause (A), any Common Stock issued in connection with such Options Exercise Event) immediately after such Options Exercise Event by (B) the number of shares of Common Stock Deemed Outstanding immediately prior to such Options Exercise Event; provided, however, that the Exercise Price for any series of Warrants shall in no case be less than the par value of the Common Stock. Any adjustments required pursuant to this Section 3.3(b) shall become effective as of the first day of the Company’s fiscal quarter immediately following the occurrence of the applicable Options Exercise Event; provided, however, that any adjustment required pursuant to this Section 3.3(b) with respect to the exercise of any compensatory stock options or stock-only stock appreciation rights in connection with a Fundamental Transaction shall be made immediately prior to such Fundamental Transaction, on a net spread basis (i.e., the net number of shares of Common Stock issuable based on the transaction value reflected in such Fundamental Transaction and the exercise price of the related options or stock-only stock appreciation rights).

(c) In the event that the Company issues Common Stock or securities convertible into or exchangeable for Common Stock, and such issuance (i) is not a Conversion Event described in Section 3.3(a) or an Options Exercise Event described in Section 3.3(b), and (ii) is not an Excluded Issuance (a “Non-Qualified New Issuance”), the number of Warrant Shares available under each then-outstanding Warrant in the aggregate and the Exercise Price for each then-outstanding series of Warrants shall be correspondingly adjusted to give the Holder of a then-outstanding Warrant, upon exercise for the same aggregate Exercise Price, the number of Warrant Shares equal to the product obtained by multiplying (x) the number of shares of Common Stock for which such Warrant is or could become exercisable immediately prior to such Non-Qualified New Issuance by (y) the quotient obtained by dividing (A) the number of shares of Common Stock Deemed Outstanding immediately after such Non-Qualified New Issuance by (B) the number of shares of Common Stock Deemed Outstanding immediately prior to such Non-Qualified New Issuance; provided, however, that the Exercise Price for any series of Warrants shall in no case be less than the par value of the Common Stock.

(d) Notwithstanding anything to the contrary set forth in this Agreement,

(i) the provisions of Section 3.3(a), Section 3.3(b) and Section 3.3(c) above shall terminate with respect to any Warrant outstanding on the date on which the entire principal amount of the Loans (as defined in the Loan Agreement) held by the Holder, together with all accrued and unpaid interest thereon, are paid in full; provided, however, that any such termination shall not affect any adjustment made under Section 3.3(a), Section 3.3(b) or Section 3.3(c) prior to such termination;

(ii) no adjustment will be made under Section 3.3(a), Section 3.3(b) or Section 3.3(c) with respect to any shares of Common Stock (or securities convertible into or exchangeable for Common Stock) that have been included in the calculation of Fully Diluted Common Stock under the First Amendment; and

(iii) the Company shall not set the par value for any Warrant Shares to be in excess of $0.01 per share without the prior written consent of a Majority of the Holders.

Section 3.4 Form of Warrant. The form of a Warrant need not be changed because of any adjustment in the number of Warrant Shares subject to such Warrant pursuant to this Article III.

ARTICLE IV

NOTICES OF CORPORATE ACTION

In the event of:

(a) any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than a regular periodic cash dividend or a dividend payable solely in shares of Common Stock);

(b) the Company’s authorizing, approving, entering into any agreement contemplating, or soliciting stockholder approval for, any Fundamental Transaction;

(c) any voluntary dissolution, liquidation or winding-up of the Company; or

(d) any adjustment to the number of Warrant Shares purchasable upon exercise of a Warrant or the Exercise Price for any series of Warrants,

the Company shall give to each Holder of a Warrant a notice specifying (i) in the case of clause (a), the date or expected date on which such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution, (ii) in the case of clauses (b) and (c), the date or expected date on which such dissolution, liquidation or winding up is to take place or such Fundamental Transaction is expected to close and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such dissolution, liquidation, winding up or Fundamental Transaction, and (iii) in the case of clause (d), the adjustment so made and setting forth in reasonable detail the calculation of such adjustment. Such notice shall be given by the Company at least 10 days prior to the earlier of the date or expected date on which such action is to take place and the applicable record date, in the case of clauses (a), (b) and (c), and promptly upon the occurrence of such adjustment, in the case of clause (d). The failure by the Company to provide notice in accordance with this Article IV shall not invalidate any Company action required to be noticed hereby (provided that each Holder shall retain all remedies with respect to any breach of this Article IV by the Company).

ARTICLE V

PRIVATE PLACEMENT; RESTRICTIONS ON TRANSFER

Section 5.1 Private Placement Representations. Each Holder represents, individually and not jointly, that:

(a) The Holder is an institutional “accredited investor” or “qualified institutional buyer” within the meanings of Regulation D and Rule 144A under the Securities Act, respectively, and that the Warrants are being or will be acquired for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view toward distributing or reselling such securities or any part thereof in any transaction that would be in violation of the Securities Act, any other federal securities law or the securities laws of any state, but subject, nevertheless, to the disposition of its property being at all times within its control and without prejudice to its rights to sell or otherwise dispose of all or any part of the Warrants and Warrant Shares under an effective registration statement under the Securities Act and applicable state securities laws, or under an exemption from such registration available under the Securities Act and applicable state securities laws.

(b) The Holder has such knowledge and experience in financial and business matters that it is capable of utilizing the information made available to it to evaluate the merits and risks of an investment in the Company and to make an informed investment decision with respect thereto. The Holder is aware that its acquisition of the Warrants and, upon exercise of the Warrants, the Warrant Shares, is highly speculative and it is able, without impairing its financial condition, to hold the Warrants and the Warrant Shares for an indefinite period of time and to suffer a complete loss of its investment. The Holder acknowledges that no federal or state agency has made any finding or determination as to the fairness of the terms of the Warrants, nor any recommendation or endorsement of the Warrants or the Warrant Shares.

(c) The Holder recognizes that an investment in the Company involves certain risks, and it acknowledges and agrees that it has taken full cognizance of, and understands all of, the risk factors related to the purchase of the Warrants and Warrant Shares. The Holder has consulted with its professional, tax and legal advisors with respect to the federal, state, local and foreign income tax consequences of its acquisition of the Warrants and, upon exercise of the Warrants, the Warrant Shares and its interest in the Company.

(d) The Holder acknowledges that it has been given the opportunity to (i) ask questions and receive satisfactory answers concerning the terms and conditions of acquisition of the Warrants and the Warrant Shares and (ii) perform its own independent investigation concerning the Company and its business.

(e) The Holder understands that there is not, and may not be, any public market for the Warrants or the Warrant Shares, and that the transferability of the Warrants and the Warrant Shares is restricted. The Holder agrees that it will not transfer, sell or otherwise dispose of all or any portion of the Warrants or the Warrant Shares in any manner that would violate the First Amendment, the Securities Act or any other applicable securities laws or the Registration Rights Agreement. The Holder understands and acknowledges that the offering and sale of the Warrants and the Warrant Shares will not be registered under the Securities Act (except, if applicable, for the resale of Warrant Shares pursuant to the Registration Rights Agreement) and is intended to be exempt from the registration requirements of the Securities Act.

(f) The Holder understands and acknowledges that the Warrants bear, and upon exercise of the Warrants, the Warrant Shares will bear, restrictive legends as required by the terms of this Agreement and the Registration Rights Agreement and that the Warrants and such Warrant Shares will continue to bear such restrictive legends until the Warrants or such Warrant Shares are duly presented by the Holder to the Company for removal of such restrictive legends in compliance with the requirements set forth in this Agreement and the Registration Rights Agreement for such removal.

Section 5.2 Restrictive Legends. Except as otherwise permitted by this Article V, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR

OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT (THE “WARRANT AGREEMENT”), DATED AS OF APRIL 2, 2009, AMONG EDDIE BAUER HOLDINGS, INC. AND THE HOLDERS FROM TIME TO TIME OF THE WARRANTS ISSUED THEREUNDER, PURSUANT TO WHICH THIS WARRANT WAS ISSUED.”

“THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF (1) THE WARRANT AGREEMENT AND (2) THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 2, 2009, AMONG EDDIE BAUER HOLDINGS, INC. AND THE HOLDERS FROM TIME TO TIME OF THE WARRANTS, AS EACH SUCH AGREEMENT MAY BE AMENDED, MODIFIED, SUPPLEMENTED, RESTATED OR OTHERWISE CHANGED FROM TIME TO TIME.”

Except as otherwise permitted by this Article V, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT (THE “WARRANT AGREEMENT”), DATED AS OF APRIL 2, 2009, AMONG EDDIE BAUER HOLDINGS, INC. AND THE HOLDERS FROM TIME TO TIME OF THE WARRANTS ISSUED THEREUNDER. A COMPLETE AND CORRECT COPY OF THE WARRANT AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF EDDIE BAUER HOLDINGS, INC. OR AT THE OFFICE OR AGENCY MAINTAINED BY EDDIE BAUER HOLDINGS, INC. AS PROVIDED IN THE WARRANT AGREEMENT AND WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 2, 2009, AMONG EDDIE BAUER HOLDINGS, INC. AND THE HOLDERS FROM TIME TO TIME OF THE WARRANTS, AS SUCH AGREEMENT MAY BE AMENDED, MODIFIED, SUPPLEMENTED, RESTATED OR OTHERWISE CHANGED FROM TIME TO TIME.”

Section 5.3 Transfers to Comply With the Securities Act.

(a) No Warrant may be exercised and no Warrant or Warrant Share may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, a “sale”), except in compliance with this Article V and the Registration Rights Agreement.

(b) A Holder may exercise a Warrant if it is an institutional “accredited investor” or a “qualified institutional buyer,” as defined in Regulation D and Rule 144A under the Securities Act, respectively, and, subject to Section 5.5 and Section 5.6, a Holder may sell any Warrant or any Warrant Shares to any affiliate of such Holder or to a transferee that is an institutional “accredited investor” or a “qualified institutional buyer,” as such terms are defined in such regulation and such rule, respectively, provided, that (other than in the case any such sale to an affiliate of such Holder) each of the following conditions is satisfied:

(i) such transferee provides a certification establishing to the reasonable satisfaction of the Company that it is an institutional “accredited investor” or “qualified institutional buyer,” as the case may be;

(ii) such transferee represents that it is acquiring the Warrant and/or Warrant Shares for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof within the meaning of the Securities Act that would be in violation of the securities laws of the United States or any applicable state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and

(iii) such transferee agrees to be bound by the provisions of this Agreement with respect to any Warrants and Warrant Shares held by it.

Section 5.4 Termination of Restrictions. The restrictions imposed by this Article V on the transferability of Warrants and Warrant Shares (other than as provided in Section 5.5 and Section 5.6) shall terminate as to any particular Warrants or Warrant Shares (a) when a registration statement with respect to the sale of such securities has been declared effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (c) when such securities may be sold without restriction pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (d) when, in the opinion of counsel for the Company, such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any Warrants or Warrant Shares, each applicable Holder shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 5.2.

Section 5.5 Additional Agreements of Holders. Notwithstanding anything to the contrary set forth in this Agreement:

(a) On the date of issuance of any Warrants or Warrant Shares and after giving effect thereto, each Holder shall be deemed to have covenanted with the Company, individually and not jointly, that such Holder and its affiliates, (i) do not hold more than 4.75% of the outstanding shares of capital stock of Holdings in contravention of the Certificate of Incorporation of Holdings as in effect on the date hereof or (ii) have received a written waiver thereof in accordance with Section 5.1(b) of the First Amendment.

(b) So long as the ABL Facility (or any refinancing, replacement or successor revolving line of credit facility to the ABL Facility) contains a change of control or other restriction relating to the ownership or control of 20% or more of the capital stock of the Company passing to any “person” or “group of persons” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), each Holder covenants, individually and not jointly, that it shall not at any time be a “person” or “group of persons” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) that becomes or obtains rights (whether by means of warrant, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 of the Exchange Act) directly or indirectly, of 19.9% or more of the capital stock of the Company. No Holder shall be subject to any of the restrictions set forth in this Section 5.5(b) if: (A) the Company shall have entered into a definitive agreement providing for, or, in the case of clause (ii) below, the Company’s Board of Directors shall have recommended in favor of, (i) any direct or indirect acquisition or purchase by any “person” or “group of persons” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) of a majority of Common Stock, (ii) any tender offer or exchange offer that if consummated would result in any “person” or “group of persons” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) acquiring a majority of Common Stock or (iii) any merger, consolidation, share exchange or other business combination involving the Company which, if consummated, would result in the stockholders of the Company immediately prior to the consummation of such transaction ceasing to own at least a majority of the equity interests in the surviving entity (or any direct or indirect parent of such surviving entity); (B) any “person” or “group of persons” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) (other than the Company, any Holder or any “group of persons” that includes a Holder) acquires 20% or more of the number of then outstanding shares of Common Stock; or (C) an “Event of Default” under the Loan Agreement shall have occurred and be continuing; provided, however, that no event identified in clauses (A), (B) or (C) shall be effective to terminate the first sentence of this Section 5.5(b) if the lenders under the ABL Facility have provided a waiver, amendment or similar accommodation such that the event is not a default or an event of default under the ABL Facility (it being understood that the Company shall use reasonable commercial efforts, but without the requirement that it pay any amendment fee, to obtain similar relief from the 19.9% ownership limitation provided for in the first sentence of this Section 5.5(b) for the benefit of the Holders).

Section 5.6 Separability. Each Holder hereby covenants and agrees that such Holder shall not, directly or indirectly (a) assign, participate or otherwise transfer all or any portion of its interest in any Warrant to any other Person without simultaneously assigning to the same Person all Loans issued contemporaneously and in connection with such Warrant (in each case, in accordance with the terms of the relevant provisions of the Loan Agreement and Warrant

Agreement) or (b) otherwise permit any Warrant to be held separately from the Loan with respect to which such Warrant was issued. The Holders hereby acknowledge that the Company and Eddie Bauer, Inc. will not give effect whatsoever to any purported transfer of any Warrants or Loans to the extent not in compliance with this Section 5.6 and the Loan Agreement, as amended by the First Amendment.

ARTICLE VI

DUE AUTHORIZATION; CAPITALIZATION; RESERVATION OF STOCK

Section 6.1 Authorization. The Company has been duly authorized to execute, deliver and perform the Warrant Agreement and Registration Rights Agreement. No consent of, or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of the Warrant Agreement or the Registration Rights Agreement, except as would not have a material adverse effect on the Company. The execution, delivery and performance by the Company of the Warrant Agreement and Registration Rights Agreement do not violate any law or contract of the Company, except for such violations that would not have a material adverse effect on the Company.

Section 6.2 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share. As of the date hereof, there are 30,829,530 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights. As of the date hereof, the Company has issued and outstanding 1,337,693 options to purchase Common Stock, 767,420 restricted stock units and 508,553 stock-only stock appreciation rights. Except as disclosed in the previous sentence or the Company’s filings with the Securities and Exchange Commission, there are no outstanding (i) agreements, arrangements, warrants, options, puts, calls, rights, subscriptions or other commitments to which the Company is a party relating to the sale, issuance or voting of any shares of capital stock of the Company, or (ii) securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock of the Company.

Section 6.3 Reservation of Stock. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of the Warrants. All shares of Common Stock (or Other Securities) issuable upon exercise of a Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Common Stock, which may be the Company (the “Transfer Agent”), and every subsequent Transfer Agent for any shares of the Company’s capital stock issuable upon the exercise of any of the purchase rights represented by the Warrants, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of each Warrant on file with the Transfer Agent for the

Common Stock and with any subsequent Transfer Agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrants surrendered upon the exercise of the rights thereby evidenced and not required to be returned to the Holder pursuant hereto shall be canceled. Subsequent to the Expiration Date, no shares of Common Stock need be reserved in respect of any unexercised Warrant.

ARTICLE VII

REGISTRATION AND TRANSFER OF WARRANTS, ETC.

Section 7.1 Warrant Register; Ownership of Warrants. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the “Warrant Register”) as such Warrant is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company’s election and expense, by a warrant agent or the Transfer Agent. The Company shall promptly notify the Holders in writing of the name and address of any such warrant agent or Transfer Agent appointed by the Company or any successor warrant agent or Transfer Agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to Article V, a Warrant, if properly assigned (including to an affiliate of the Holder), may be exercised by a new Holder without a new Warrant first having been issued.

Section 7.2 Transfer of Warrants. Subject to compliance with Article V, including Section 5.5 and Section 5.6, if applicable, each Warrant and all rights thereunder are transferable in whole or in part from time to time, without charge to the Holder thereof, upon surrender of such Warrant with a properly executed Assignment in the form of Exhibit C at the principal office of the Company or, if the Warrant Register is then held by a warrant agent or the Transfer Agent, the office of such warrant agent or Transfer Agent where such Warrant Register is held. Each such transferee shall succeed to all of the rights and obligations of the transferring Holder under this Agreement or, if a Warrant is only partially transferred, the transferring Holder and such transferee shall, simultaneously, hold rights and obligations hereunder in proportion to their respective ownership of the Warrants. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for a number of shares of Common Stock (or Other Securities) with respect to which rights under such Warrant were not so transferred.

Section 7.3 Replacement of Warrant. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, on delivery of an indemnity bond reasonably acceptable to the Company, or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall promptly execute and deliver, in lieu thereof, a new Warrant of like tenor.

Section 7.4 Fractional Shares. Notwithstanding any provision of this Agreement, the Company shall not be required to issue fractions of shares upon exercise of any Warrant or to distribute certificates that evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the applicable Holder, at the time of exercise of any Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Exercise Price of a share of Common Stock on the date of such exercise.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 No Rights or Liabilities as Stockholder. Nothing contained in this Agreement shall be construed as conferring upon any Holder any rights as a stockholder of the Company or as imposing any obligation on any Holder to purchase any securities or as imposing any liability on any Holder as a stockholder of the Company, whether such obligation or liability is asserted by the Company or by any creditor of the Company.

Section 8.2 Notices. All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, facsimile, electronic mail, a recognized overnight delivery service or first class registered or certified mail, return receipt requested, postage prepaid, addressed:

if to the Company, to the Company at its address at:

Eddie Bauer Holdings, Inc.

10401 NE 8th Street, Suite 500

Bellevue, WA 98004

Attention: General Counsel

Telephone: (425) 755-6544

Telecopier: (425) 755-7671

Email: freya.brier@eddiebauer.com

and if to any Holder, at the address specified in Schedule A or the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 8.2, or in the assignment instrument pursuant to which it became a party hereto.

Except as otherwise provided herein, all such notices, consents, waivers and other communications shall be effective: (a) if delivered by hand, when delivered; (b) if delivered by overnight express delivery service, on the next Business Day after deposit with such service; (c) if sent first class or certified mail, return receipt requested, postage prepaid, on the fifth day after being deposited in the mail; and (d) if by telecopier or electronic mail, on the next Business Day of transmission if also confirmed by mail in the manner provided in this Section 8.2.

Section 8.3 Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the Company and not less than a Majority of the Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder and its permitted successors and assigns.

Section 8.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflicts of laws principles thereof).

Section 8.5 Jurisdiction; Consent to Service of Process.

(a) Each party hereto irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the Borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court in the Borough of Manhattan in the City of New York or, to the extent permitted by law, federal court; (iii) waives, to the fullest extent it may legally and effectively do so, (A) any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and (B) any defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law; provided, that notice of the use of any such alternative means of service shall be provided to each affected party in the manner provided in Section 8.2.

Section 8.6 Waiver of Jury Trial. EACH PARTY HERETO (A) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT; (B) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (C) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.

Section 8.7 Registration Rights Agreement. The shares of Common Stock (and Other Securities) issuable upon exercise of any Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each Holder of a Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such Holder, by its acceptance of a Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such Holder as a holder of such Registrable Securities.

Section 8.8 Current Public Information. The Company will use commercially reasonable efforts to enable the Holders to sell Registrable Securities (as such term is defined in the Registration Rights Agreement) pursuant to Rule 144 under the Securities Act.

(Remainder Intentionally Left Blank)

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first above written.

EDDIE BAUER HOLDINGS, INC.

By:	/s/ McNeil S. Fiske, Jr.
Name: McNeil S. Fiske, Jr.
Title: President and CEO

SCHEDULE A

to Warrant Agreement

INITIAL HOLDERS AND AGGREGATE NUMBER

OF INITIAL WARRANT SHARES

Name of and Address of Holder	Number of Series A Warrant Shares	Number of Series B Warrant Shares	Number of Series C Warrant Shares	Total
AMMC CLO III LIMITED
AMMC CLO IV LIMITED
AMMC CLO V LIMITED
AMMC VIII LIMITED
ANCHORAGE CAPITAL MASTER OFFSHORE LTD
ANCHORAGE CROSSOVER CREDIT FINANCE LTD
AURUM CLO 2002-1 LTD
AVENUE CLO FUND LTD
AVENUE CLO II LTD
AVENUE CLO V LTD
AVENUE CLO VI LTD
BALLANTYNE FUNDING LLC
BALLYROCK CLO 2006-1 LTD
BALLYROCK CLO 2006-2 LTD
BALLYROCK CLO II LIMITED

BALLYROCK CLO III LIMITED
BATTALION CLO 2007-I LTD
CANYON CAPITAL CLO 2006-1 LTD
CENT CDO 14 LIMITED
CENT CDO 15 LIMITED
CONCORDIA INSTITUTIONAL MULTI-STRATEGY LTD
CONCORDIA MAC 29 LTD
CONCORDIA PARTNERS L P
DRY BROOK CAPITAL SPC FOR THE ACCOUNT OF DRY BROOK CREDIT OPPORTUNITIES MASTER FUND SEGREGATED PORTFOLIO
EASTLAND CLO LTD
FIDELITY ADVISOR SERIES I-ADVISOR HIGH INCOME ADVANTAGE FUND
FLAGSHIP CLO III
FLAGSHIP CLO IV
FLAGSHIP CLO V
FLAGSHIP CLO VI
GLENEAGLES CLO LTD
GRAYSON CLO LTD
HIGHLAND FLOATING RATE ADVANTAGE FUND

HIGHLAND FLOATING RATE FUND
HIGHLAND LOAN FUND V LIMITED
JASPER CLO LTD
JP MORGAN WHITEFRIARS INC
LFSIGXG LLC
LIBERTY CLO LTD
LIME STREET CLO LTD
LOAN FUNDING IV LLC
LOEWS CORPORATION
MARINER LDC
MARINER-TRICADIA CREDIT STRATEGIES MASTER FUND LTD
MONARCH MASTER FUNDING LTD
NACM CLO II
NATIONWIDE INDEMNITY COMPANY
NATIONWIDE LIFE INSURANCE CO
NATIONWIDE MUTUAL INSURANCE CO
PENSION INVESTMENT COMMITTEE OF GENERAL MOTORS FOR GENERAL MOTORS EMPLOYEES DOMESTIC GROUP PENSION TRUST

POST LEVERAGED LOAN MASTER FUND LP
ROYAL MAIL PENSION PLAN
SEI INSTITUTIONAL INVESTMENTS TRUST ENHANCED INCOME FUND
STANFIELD MODENA CLO LTD
STANFIELD VANTAGE CLO LTD
TCW SHARED OPPORTUNITY FUND V LP
TRICADIA DISTRESSED AND SPECIAL SITUATIONS MASTER FUND
UBS AG STAMFORD BRANCH
VIRGINIA RETIREMENT SYSTEM
WHITEHORSE V LTD

EXHIBIT A

to Warrant Agreement

FORM OF WARRANT

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT (THE “WARRANT AGREEMENT”), DATED AS OF APRIL 2, 2009, AMONG EDDIE BAUER HOLDINGS, INC. AND THE HOLDERS FROM TIME TO TIME OF THE WARRANTS ISSUED THEREUNDER, PURSUANT TO WHICH THIS WARRANT WAS ISSUED.

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF (1) THE WARRANT AGREEMENT AND (2) A REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 2, 2009, AMONG EDDIE BAUER HOLDINGS, INC. AND THE HOLDERS FROM TIME TO TIME OF THE WARRANTS, AS EACH SUCH AGREEMENT MAY BE AMENDED, MODIFIED, SUPPLEMENTED, RESTATED OR OTHERWISE CHANGED FROM TIME TO TIME.

EDDIE BAUER HOLDINGS, INC.

SERIES [A][B][C] COMMON STOCK PURCHASE WARRANT

No.W [A][B][C]—[ ]	[ ], 2009
Series [A][B][C] Warrant to Purchase _______ Shares of Common Stock

EDDIE BAUER HOLDINGS, INC., a Delaware corporation (the “Company”), for value received, hereby certifies that                  or its registered assigns (the “Holder”) is entitled to purchase from the Company that number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) set forth above, at a purchase price per share equal to the Exercise Price, at any time or from time to time during the Exercise Period, all subject to the terms, conditions and adjustments set forth in the Warrant Agreement, dated as of April 2, 2009, among the Company and the holders from time to time of the Warrants issued thereunder (the “Warrant Agreement”). Capitalized terms used and not otherwise defined herein have the meanings assigned such terms in the Warrant Agreement.

This Warrant is one of the Series [A][B][C] Warrants (such term to include any such warrants issued in substitution therefor) referred to and issued under the Warrant Agreement. The number of shares of Common Stock issuable upon exercise of this Warrant as set forth on the face hereof is subject to certain adjustments as provided in the Warrant Agreement. The Holder is entitled to certain benefits as set forth in the Registration Rights Agreement, dated as of April 2, 2009, among the Company and the Holders from time to time of the Warrants (the “Registration Rights Agreement”). Copies of the Warrant Agreement and the Registration Rights Agreement are available from the Company at no charge upon the request of the Holder.

Dated: [ ], 2009	EDDIE BAUER HOLDINGS, INC.

By
Name:
Title:

EXHIBIT B

to Warrant Agreement

FORM OF

ELECTION TO PURCHASE SHARES

The undersigned irrevocably elects to exercise the Warrant to purchase shares of Common Stock, par value $0.01 per share (“Common Stock”), of EDDIE BAUER HOLDINGS, INC. and hereby makes payment of $                     therefor1 in accordance with the terms of the Warrant Agreement, dated as of April 2, 2009, pursuant to which the Warrant was issued, against delivery of stock certificates representing such shares. The undersigned requests that certificates for such shares be issued and delivered as follows:

If the number of shares of Common Stock purchased (and/or reduced) hereby is less than the total number of Shares then covered by the Warrant, the undersigned requests that this Warrant, which shall note the number of shares of Common Stock issued to date, be delivered to the holder as follows:

Solely with respect to the Warrant Shares being purchased pursuant to this election to Purchase Shares, the representations and warranties of the Holder contained in the Warrant Agreement are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Company has expressly consented in writing to the contrary.

Dated: __________________
[Insert name of holder on line above] [2]

By
Name:
Title:

[1]	Check the box to indicate a cashless “net exercise” pursuant to Section 1.2(e) of the Warrant Agreement ☐

[2]	Name of Holder must conform in all respects to name of holder as specified on the face of the Warrant.

EXHIBIT C

to Warrant Agreement

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $0.01 per share (“Common Stock”), of EDDIE BAUER HOLDINGS, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	Number of Shares

and does hereby irrevocably constitute and appoint attorney                      to make such transfer on the books of EDDIE BAUER HOLDINGS, INC. maintained for that purpose, with full power of substitution in the premises.

The undersigned hereby acknowledges that the Warrant assigned hereby and the shares of Common Stock for which such Warrant may be exercised are subject to the terms and conditions of, and the undersigned hereby agrees to be bound by, the terms of the Warrant Agreement.

Dated: __________________
[Insert name of holder on line above]*

By
Name:
Title:

*	Name of Holder must conform in all respects to name of holder as specified on the face of the Warrant.